Exhibit 99.1

Silver Dragon Appoints Haijun Tang to its Board of Directors

TORONTO, April 10, 2013 (PRIME NEWSWIRE) – Silver Dragon Resources Inc. (OTC: SDRG) (the “Company”) is pleased to announce the appointment of Haijun Tang to the company’s Board of Directors. Mr. Tang is currently the head of The Exploration Unit of North China Geological Exploration Bureau, a.k.a. Huaguan Industrial Corp.(HIC), a Chinese state-owned entity that operates in many diversified fields such as mining, engineering, manufacturing, chemical analysis and real estate. Before being appointed head of HIC, Mr. Tang served with Tianjin North China Geological Exploration Bureau, the parent of HIC, for six years, taking various posts such as director of the general office and director of the asset management department. Previously, Mr. Tang worked at HIC for over 10 years, as an administrative staff member at various departments. Mr. Tang graduated from Changsha Industrial Advanced Technical School, majoring in the Chinese language. He also holds the title of senior economist.

Mr. Tang replaces Mr. Guoqiang Hao as Head of HIC. Mr. Hao subsequently resigned from the Board of Silver Dragon thereby creating a vacancy and recommending Mr. Tang to be appointed, as the new head of HIC, to the Board of Silver Dragon. The Board of Silver Dragon deemed it advisable and in the best interests of the Company and its stockholders to appoint Mr. Haijun to fill the current vacancy on the Board and replace Director Hao.

Mr. Tang will also be appointed a member of the Board of the Directors of Sanhe Sino-Top Resources & Technologies Ltd. (Sino-Top), a joint venture between Silver Dragon, Gansu Shengda Ltd., and HIC at a meeting of the Sino-Top Board, scheduled later this month in Beijing.

The company would like to thank Mr. Guoqiang Hao for his continued support and wish him success in his future endeavours.

Following this appointment, Silver Dragon’s Board of Directors is made up of five directors.

About Silver Dragon Resources Inc.

Silver Dragon Resources Inc. is a mineral exploration company focused on the exploration, acquisition, development and operation of silver mines in proven silver districts globally. Silver Dragon's objective is to acquire silver mining assets that contain promising exploration targets, have highly leveraged, out-of-the-money silver deposits, and/or are producing properties with significant untapped exploration potential. It is management's objective to grow Silver Dragon into a significant silver producer by developing its Sino-Top properties in China (particularly Dadi and Laopandao). For more information, please visit the Company's website at: www.silverdragonresources.com (available in Chinese).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical, such as statements regarding the appointment of Mr. Tang to the Board of Directors of Sino-Top and the future plans and objectives of the Company, are forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, lack of sufficient financial resources; variations in market conditions, including prices of metals, currency and our stock; the nature, quality and quantity of any mineral deposits that may be located; the Company’s ability to obtain any necessary permits, consents or authorizations required for its activities; the Company’s ability to successfully complete hedging establishment and off-take negotiations; risks of operating in China; the Company’s ability to produce minerals from its properties successfully or profitably, to continue its projected growth, or to be fully able to implement its business strategies and other risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission, which may be viewed at www.sec.gov.

Contact

Silver Dragon Resources Inc.

Marc Hazout, President

(416) 223-8500 or Toll Free: 1-866-512- SDRG (7374)

Email: info@silverdragonresources.com